Exhibit 10.1
DICK’S SPORTING GOODS, INC.
AMENDED AND RESTATED
2012 STOCK AND INCENTIVE PLAN

1.Purposes of this Plan. The purposes of this Plan are to attract and retain officers, other employees, directors, and consultants of Dick’s Sporting Goods, Inc. and its subsidiaries who are important to the success and growth of the business of the Company by providing such persons incentives and rewards for performance to help to further align such persons’ interests with those of the stockholders of the Company and to promote the success of the Company’s business.
2.Certain Definitions. As used herein and, except as otherwise defined in an Award Agreement, the following definitions shall apply:
(a)“Administrator” means the Board, the Committee or any subcommittee or other committee appointed by the Board or Committee to administer, and grant Awards under, this Plan; provided, however, that the Board in its sole discretion may, notwithstanding the appointment of any committee or subcommittee to administer this Plan, exercise any authority under this Plan.
(b)“Award” means any Incentive Bonus Award, Option, other stock-based awards, Performance Share Award, Performance Unit Award, Restricted Stock Award, Restricted Unit Award, SAR or Stock Unit Award granted under this Plan.
(c)“Award Agreement” means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof.
(d)“Board” means the Board of Directors of the Company.
(e)“Change in Control” means (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Class B Permitted Holder (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation) through a tender offer, open market purchases and/or other purchases is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities or (ii) a majority of the Board shall be comprised of persons who (A) were elected in one or more contested elections of the Board (including through the use of any proxy access procedures included in the Company’s organizational documents), and (B) had not been nominated by the Board when they were first elected by the then existing Board, (iii) a merger or consolidation of the Company with or into another corporation is effected, other than a merger or consolidation (A) that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as herein defined) acquires more than 50% of the combined voting power of the Company’s then outstanding securities, or (v) the Company consummates (A) a plan of liquidation, dissolution or winding up of the Company or (B) the sale of all or substantially all of the Company’s assets. Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 162(m) or Section 409A (and not excepted therefrom) and a Change in Control is a distribution event for purposes of an Award, the foregoing definition of Change in Control shall be interpreted, administered, limited and construed in a manner necessary to ensure that the occurrence of any such event shall result in a Change in Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5) or ~~Code~~ Section 162(m), as applicable.
(f)“Common Stock” means the Common Stock, par value $.01 per share, of the Company.
(g)“Class B Common Stock” means the Class B Common Stock, par value $.01 per share, of the Company.
(h)“Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provisions.
(i)“Committee” means the Compensation Committee of the Board, or any successor committee or subcommittee formed by the Committee thereto, and/or such other committee of the Board as is appointed or designated by the Board to administer this Plan (or any part hereof) or is otherwise identified in the Company’s corporate governance documents as being responsible for determining the compensatory arrangements of certain Participants, and, except as the Board or the Committee may otherwise determine, that consists of two or more non-employee members of the Board, each of whom is (i) a “Non-Employee Director’ within the meaning of Rule 16b-3 of the Exchange Act, and (ii) an “independent director” for purposes of the rules and regulations of the New York Stock Exchange.
(j)“Company Common Stock” means the Common Stock or the Class B Common Stock of the Company, as the case may be.
(k)“Company” means Dick’s Sporting Goods, Inc., a Delaware corporation.
(l)“Consultant” means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary of the Company to render services and is compensated for such services, and any director of the Company whether compensated for such services or not.
(m)“Continuous Status” means the absence of any interruption or termination of the employment and/or service relationship by the Employee, Non-Employee Director or Consultant with the Company or any Parent or Subsidiary of the Company. Continuous Status shall not be considered interrupted in the case of: (i) approved medical, disability, or family leave; (ii) military leave; (iii) any other approved leave of absence, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) transfers between locations of the Company or between any of the Company, a Parent or Subsidiary of the Company or any successor of the foregoing; or (v) change in status from an Employee, Non-Employee Director and/or Consultant without interruption of service to the Company or any Parent or Subsidiary of the Company in any such capacities.
(n)“Eligible Individual” means any Employee, Non-Employee Director or Consultant.
(o)“Employee” means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company or any prospective employee who shall have received an offer of employment. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company. An Employee shall not include: (i) any individual during any period he or she is classified or treated by the Company or any Parent or Subsidiary of the Company as an independent contractor, (ii) any leased employee or (iii) any employee of an employment, consulting, staffing or temporary agency or any other entity other than the Company or any Parent or Subsidiary of the Company, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as, a common-law employee of the Company or any Parent or Subsidiary of the Company during such period.
(p)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
(q)“Fair Market Value” means, as of any date, the value of the applicable class of Company Common Stock determined as follows:
(i)if such class of Company Common Stock is listed on any established stock exchange or a national market system reporting last sale transactions, its Fair Market Value shall be the closing sale price for such stock (or the closing bid, if no sales were reported) on the last completed market trading day prior to the applicable time of determination (as determined by the Administrator) as reported by such stock exchange or national market system; or
(ii)if such class of Company Common Stock is quoted on any electronic inter-dealer quotation system (but not on a last reported sale basis) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low closing asked prices for the Company Common Stock for the last completed market trading day prior to the applicable time of determination (as determined by the Administrator) as reported in any source as the Administrator deems reliable; or
(iii)in the absence of an established market for such class of Company Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.
For purposes of this Plan, the Class B Common Stock shall be deemed to have the same value per share as the Common Stock unless the value of the Class B Common Stock is determinable in accordance with subparagraphs (i) or (ii) above.
(r)“GAAP” means the U.S. Generally Accepted Accounting Principles.
(s)“Grant Price” means the price established at the time of grant of a SAR pursuant to Section 8, used to determine whether there is any payment due upon exercise of the SAR.
(t)“Incentive Bonus Award” means the opportunity to earn a future cash payment tied to the level of achievement with respect to one or more ~~Qualifying~~ Performance Criteria for a performance period as established by the Administrator.
(u)“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(v)“Non-Employee Director” means a member of the Board who is not an employee of the Company or any Parent or Subsidiary of the Company.
(w)“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(x)“Option” means a right to purchase Shares granted pursuant to this Plan.
(y)“Optioned Stock” means the Shares subject to an Option.
(z)“Optionee” means a Participant who holds an Option.
(aa)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(bb) “Participant” means any person who has an Award under this Plan, including any person (including any estate) to whom an Award has been assigned or transferred in accordance with this Plan.
(cc) “Performance Criteria” may include, without limitation, any one or more of the following: (a) cash flow (including, without limitation, net cash flow, free cash flow, cash flow return on investment, operating cash flow and cash flow per share), (b) earnings or earnings per share (including, without limitation, net earnings, retained earnings, earnings from operations, pre- or after-tax earnings, earnings before taxes, earnings before interest and taxes, and earnings before interest, taxes, depreciation, and amortization or other variations thereof), (c) measures of valuation (including, without limitation, stock price, market capitalization, book value, book value per share, and enterprise value), (d) shareholder return, (e) revenue (including, without limitation, gross revenue or net revenue), (f) income or net income (including, without limitation, operating income, net operating income, adjusted net income, and pre- or after-tax income), (g) gross or net profit (including, without limitation, operating profit, net operating profit, economic profit and pre- or after-tax profit), (h) margin (including measurements such as, mark-ups, mark-downs, and mix, and whether based on profit, operations, sales or other determining criteria), (i) return (including, without limitation, operating revenue, capital employed, inventory, invested capital, investment, equity, assets or net assets), (j) market share (including, without limitation, market penetration and geographic expansion), (k) sales (including, without limitation, gross sales, net sales, unit sales, sales per square foot, sales per employee, comparable sales and comparable store sales), (l) inventory-related metrics (including, without limitation, inventory turn, shrink, backlog and obsolescence), (m) transaction-related metrics (including, without limitation, average sale per transaction, conversion measures, average unit retail, and units per transaction), (n) employee-related metrics (including, without limitation, staffing, training, development, diversity, retention and attrition metrics), (o) productivity, (p) customer-related criteria (including, without limitation, service level, acquisition, loyalty program, satisfaction, retention, conversion, customer lists, and traffic metrics), (q) successful completion of Company-specific tasks (including, without limitation, project implementations, project milestones, product development, new concept development, new store openings, store closings, acquisitions, divestitures, synergies, successful conversions and integrations), (r) expenses (including, without limitation, selling, general, and administrative and other operating expenses), (s) cost of goods sold, (t) operating ratio, (u) dividends, (v) balance sheet measurements (including, but not limited to, cash, working capital, and debt), (w) cash return on assets, (x) credit rating and (y) economic value added. Performance Criteria may be applied to either the Company as a whole or to a business unit, division or subsidiary, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, on a GAAP or non-GAAP basis, in each case as specified by the Award.

The Administrator shall determine the manner of calculating Performance Criteria, including whether to include or exclude the effects of certain events, including but not limited to, any of the following events: (i) asset write-downs; (ii) charges associated with store closings; (iii) litigation or claim judgments or settlements (including, without limitation, any tax settlement paid to a tax authority); (iv) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (v) discontinued operations; (vi) expenses or losses related to any recapitalization, reorganization, restructuring, mergers and acquisitions (including integration costs), divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate costs (including losses attributable to acquired companies and their operations); (vii) expenses for productivity initiatives; (viii) non-cash items, such as amortization, depreciation, or reserves; (ix) currency fluctuations and/or foreign exchange losses; (x) items that are outside the scope of the Company’s core, on-going business activities or other non-operating items; (xi) items relating to major licensing or partnership arrangements; (xii) financing activities; (xiii) impairment charges related to goodwill or other intangible assets; (xiv) unrealized losses on investments in debt and equity securities; (xv) any loss recognized as a result of derivative instrument transactions or other hedging activities; (xvi) stock-based compensation charges; (xvii) any charges associated with the early retirement of debt; (xviii) pension curtailment or settlement charges; (xix) any infrequent and/or non-recurring items, as described (A) in Accounting Principles Board Opinion No. 30 and/or (B) in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; and (xx) expenses identified in a press release or conference call, publicly announced by the Company, relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.
(dd) “Performance Share Award” means a grant of a right to receive Shares or Stock Units contingent on the achievement of performance or other objectives during a specified period.
(ee) “Performance Unit Award” means a grant of a right to receive a designated dollar value amount of Shares or Stock Units contingent on the achievement of performance or other objectives during a specified period.
(ff) “Plan” means this 2012 Stock and Incentive Plan, as the same may be amended and restated.
(gg) “Prior Plans” means the Company’s Amended and Restated 2002 Stock and Incentive Plan, the Golf Galaxy, Inc. 1996 Stock Option and Incentive Plan and the Golf Galaxy, Inc. 2004 Stock Incentive Plan.
(hh) “Restricted Stock Award” means a grant of Shares subject to a risk of forfeiture or other restrictions as the Administrator, in its sole discretion, may impose (including, without limitation, any forfeiture provisions and any restriction on the right to vote such Shares, or to receive any dividends with respect to such Shares), which restrictions may lapse separately or in combination, or upon the achievement of one or more goals relating to completion of service by the Participant, or upon achievement of performance or other objectives, which may include one or more ~~Qualifying~~ Performance Criteria, at such time or times, in installments or otherwise, as determined by the Administrator.
(ii) “Restricted Unit Award” means a grant of Stock Unit subject to a risk of forfeiture or other restrictions as the Administrator, in its sole discretion, may impose (including, without limitation, any forfeiture provisions), which restrictions may lapse separately or in combination, or upon the achievement of one or more goals relating to completion of service by the Participant, or upon achievement of performance or other objectives, which may include one or more Performance Criteria, at such time or times, in installments or otherwise, as determined by the Administrator.
(jj) “SAR” means a stock appreciation right, which is the right to receive an amount equal to the appreciation, if any, in the Fair Market Value of a Share from the date of the grant of the right to the date of its payment, as adjusted in accordance with Section 13 of this Plan, payable in cash, Shares or Stock Units as determined by the Administrator.
(kk) “Section 162(m)” means Section 162(m) of the Code, and the regulations, judicial interpretations and other binding guidance promulgated thereunder.
(ll) “Section 409A” means Section 409A of the Code, and the regulations, judicial interpretations and other binding guidance promulgated thereunder.
(mm) “Separation from Service” and “Separate from Service” means the Participant’s death, retirement or other termination of employment or service with the Company or Parent or Subsidiary of the Company (including all persons treated as a single employer under Section 414(b) and 414(c) of the Code) that constitutes a “separation from service” (within the meaning of Section 409A). For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1),(2) and (3) of the Code and Treas. Reg. § 1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(h)(3)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. Whether a Participant has experienced a Separation from Service will be determined based on all of the facts and circumstances in accordance with the guidance issued under Section 409A of the Code, to the extent not inconsistent therewith, the terms of this Plan.
(nn) “Share” means a share of Company Common Stock, as adjusted in accordance with Section 13 of this Plan.
(oo) “Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company as determined in accordance with Section 409A and the procedures established by the Company.
(pp) “Stock Unit” means the right to receive a Share or the cash equivalent of a Share at a future point in time.
(qq) “Stock Unit Award” means the grant of a Stock Unit.
(rr) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(ss) “10% Stockholder” means an employee of the Company or its Subsidiary who, as of the date on which an Incentive Stock Option is granted to such employee, owns more than ten percent (10%) of the total combined voting power of all classes of shares of Common Stock then issued by the Company or any of its Subsidiaries.
3.Shares Subject to this Plan.
(a)Subject to the provisions of Section 13 of this Plan, the maximum aggregate number of Shares which may be issued under this Plan (from its original inception in 2012) shall be:
(i)    12,500,000 (consisting of 5,000,000 Shares approved by the Company's stockholders in 2012 and 7,500,000 Shares approved by the Company's stockholders in 2021), plus

(ii)    Any Shares available under the Prior Plans, and any Shares subject to outstanding awards granted under the Prior Plans, that cease for any reason to be subject to such awards (other than as provided in Section 3(b) of this Plan).
The maximum aggregate number of Incentive Stock Options which may be issued under this Plan is 10,000,000. Any Shares under any Award that are granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines (“Substitute Awards”) shall not be applied to reduce the Share limitations of this provision.
(b)The Shares may be: authorized, but unissued Shares; issued Shares that have been reacquired by the Company (otherwise known as treasury Shares); or Shares acquired on the open market specifically for distribution under this Plan, or any combination thereof. Notwithstanding any other provision of this Plan, Awards for Class B Common Stock or Awards for securities convertible or exchangeable into Class B Common Stock may only be issued to a Class B Permitted Holder (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation, as further amended and/or restated).
The aggregate number of Shares available with respect to Awards under this Plan shall be reduced by one (1) Share for each Share to which an Award relates; provided, however, that any Award (or any portion thereof) settled in cash will not be counted against, or have any effect upon, the number of Shares available for issuance under this Plan. If any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or an Award (or any portion thereof) otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination or cancellation, shall again become Shares with respect to which Awards may be granted; provided, however, that Shares (i) delivered in payment of the exercise price or Grant Price of an Option or SAR, as applicable, (ii) not issued upon the settlement of SARs, (iii) repurchased by the Company using proceeds from Option exercises or (iv) delivered to or withheld by the Company to pay federal, state or local withholding taxes, shall not become available again for issuance under this Plan.
Subject to the provisions of Section 13 of this Plan, no Participant may be granted Stock Options or SARs for more than 3,000,000 Shares in any one fiscal year of the Company under this Plan under this Plan.
Notwithstanding anything in this Plan to the contrary and subject to adjustment pursuant to Section 13 of this Plan, no Non-Employee Director may be granted, in any one fiscal year of the Company, Awards specifically awarded under this Plan with an aggregate maximum value, calculated as of their respective Grant Dates, of more than $500,000.
4.Administration of this Plan.
(a)Authority. Subject to the provisions of this Plan, the Administrator shall have the full and exclusive authority, in its discretion:
(i)to establish, amend and rescind rules and regulations relating to this Plan;
(ii)to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;
(iii)to determine the amount and type of Awards, including any combination thereof, to be granted to any Eligible Individual;

(iv)to grant Awards to Eligible Individuals and, in connection therewith, to determine the terms and conditions, not inconsistent with the terms of this Plan, of any such Award including, but not limited to, the number of Shares or Stock Units that may be issued or amount of cash that may be paid pursuant to the Award, the exercise or purchase price of any Award, the circumstances under which Awards or any Shares or Stock Units relating thereto are issued, retained, become exercisable or vested, are no longer subject to forfeiture or are terminated, forfeited or expire, including changes resulting from a termination of employment, based, in each case, on such factors as the Administrator shall determine, in its sole discretion;
(v)to determine the Fair Market Value of the Company Common Stock, in accordance with Section 2(q) of this Plan;
(vi)to establish, verify the extent of satisfaction of, adjust, reduce or waive any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;
(vii)to approve forms and terms of Award Agreements for use under this Plan;
(viii)to determine whether and under what circumstances an Award may be settled in cash instead of Shares;
(ix)to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period);
(x)subject to Sections 13 and 14 hereof, adopt modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company or any Parent or Subsidiary of the Company operates;
(xi)to interpret and construe the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to, or in connection with, this Plan or any Award Agreement, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, to make exceptions to any such provisions in good faith and for the benefit of the Company, and to consult with attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and shall be entitled to rely upon the advice, opinions, or valuations of any such individuals; and
(xii)to make all other determinations deemed necessary or advisable for the administration of this Plan.
Notwithstanding the foregoing and any other provision of this Plan, except for adjustments as provided in Section 13 or in connection with a corporate transaction involving the Company (including, without limitation, any Share dividend, distribution (whether in the form of cash, other Company securities, or other property), stock split, extraordinary cash dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other Company securities, or similar transaction(s)), the terms of outstanding Options or SARs may not be (i) amended to reduce the exercise price or Grant Price of such outstanding Options or SARs, as applicable, or (ii) cancelled in exchange for cash, other Awards or Options or SARs with an exercise price or Grant Price that is less than the exercise price or Grant Price of the original Options or SARs, as applicable, without obtaining stockholder approval.
(b)Effect of Administrator’s Decision. All decisions, determinations, actions and interpretations of the Administrator shall be final and binding on all Participants, the Company, any Parent or Subsidiary of the Company and all other interested individuals or entities.
5.Delegation. The Administrator may delegate to one or more of its members or to one or more officers of the Company and/or any Parent or Subsidiary of the Company or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Administrator or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Administrator or such individuals may have under this Plan. The Administrator may, by resolution, authorize one or more officers of the Company to do the following, among other matters, on the same basis as the Administrator: (a) grant Awards, and designate Employees to be recipients of Awards and (b) determine the size of any such Awards; provided, however, (i) the Administrator shall not delegate to an officer the authority to grant Awards to any Participant who is subject to the reporting requirements of Section 16 of the Exchange Act; (ii) the resolution providing such authorization sets forth the total number of Awards, Shares and/or dollar value such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Administrator regarding the nature and scope of the Awards granted pursuant to the authority delegated.
6.Term of Plan. This Plan was originally approved by the Company’s stockholders on June 6, 2012, was amended are restated at the Company’s annual meeting of stockholders held on June 7, 2017, and this amended and restated Plan shall become effective, as amended and restated, upon receipt of approval of this Plan, as amended and restated, by the stockholders of the Company at the Company’s annual meeting of stockholders to be held on June 9, 2021 (or such other date that a vote on this Plan is held, the “Annual Meeting”). This Plan, as amended and restated, shall continue in effect for a term of ten (10) years therefrom unless sooner terminated under Section 14 of this Plan; provided, however, that this Plan shall remain in effect so long as any Award remains outstanding and as long as necessary to issue any Awards pursuant to commitments entered into prior to the expiration of this Plan. If this Plan, as amended and restated, is not so approved at the Annual Meeting, then this Plan as in effect immediately prior to the Annual Meeting shall remain in effect.
7.Options.
(a)General Terms.
(i)Award Agreement. Each Option grant shall be evidenced by an Award Agreement setting forth the number and kind of Shares that may be issued upon exercise of the Option, the purchase price of each Share, the term of the Option, such additional terms and conditions on the vesting and/or exercisability of an Option as may be determined by the Administrator, any restrictions on the transfer of the Option and forfeiture provisions and such further terms and conditions, in each case, not inconsistent with this Plan, as may be determined from time to time by the Administrator.
(ii)Designation. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. The terms of any Incentive Stock Option granted under this Plan shall be subject in all respects to the provisions of Section 422 of the Code, or any successor provision thereto, and any regulation promulgated thereunder. Notwithstanding such designations, to the extent that an Option does not qualify as an Incentive Stock Option, it shall be treated as a Nonstatutory Stock Option.
(iii)Eligibility. To the extent then required by the Code, including Section 422 thereof, Incentive Stock Options may be granted only to eligible Employees.
(iv)Term of Option. The term of each Option shall be the term stated in the Award Agreement evidencing such Option; provided, however, that, to the extent then required by the Code, in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement and, in the case of an Incentive Stock Option granted to a 10% Stockholder, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement evidencing such Option.
(v)Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:
(A)To the extent then required by the Code, in the case of an Incentive Stock Option:
(1) granted to a 10% Stockholder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant, and
(2) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
(B)In the case of a Nonstatutory Stock Option grant, the per Share exercise price may not be less than 100% of the Fair Market Value per Share as of the date of grant (except in the case of Substitute Awards).
(vi)Payment of Exercise Price. Unless otherwise provided by the Administrator in the Award Agreement, the exercise price of an Option may be paid in one or more of the following: (1) cash or its equivalent, (2) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the exercise price of the Option, (3) delivery of a properly executed exercise notice together with irrevocable instructions to a broker registered under the Exchange Act to promptly deliver to the Company the amount of proceeds required to pay the exercise price, (4) by the Participant electing to pay all or any portion of the aggregate exercise price by having Shares with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company, (5) any combination of the foregoing methods of payment, or (6) any other method approved or accepted by the Administrator in its sole discretion.
(b)Exercise of Options.
(i)Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement, including performance criteria with respect to the Company and/or the Participant, and as shall be permissible under the terms of this Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the Option Award Agreement by the person entitled to exercise such Option and, if an Option is to be exercised, full payment for the Shares with respect to which the Option is exercised has been received by the Company. Until the Shares underlying the Option have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the appropriate entry is made on the books of the Company or of a duly authorized transfer agent of the Company, except as provided in Section 13 of this Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available under the Option by the number of Shares as to which the Option is exercised.
(ii)Termination of Service. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise an Option in the event of termination of a Participant’s Continuous Status as an Employee, Non-Employee Director or Consultant with the Company or any Parent or Subsidiary of the Company (as the case may be), including termination resulting from voluntary or involuntary termination, permanent and total disability (as defined in Section 22(e)(3) of the Code) or death. In no event will a Participant, as it relates to any Option or SAR, have the right to exercise such Option or SAR later than the expiration date of the term of such Award as set forth in the Award Agreement. The inclusion of such provisions in an Award Agreement shall be determined in the sole discretion of the Administrator, need not be uniform among all Options issued pursuant to this Section 7, and may reflect distinctions based on the reasons for termination. To the extent that such Participant was not entitled to exercise the Option at the date of such termination, or if such Participant does not exercise such Option to the extent so entitled within the time specified in the Award Agreement, the Option shall terminate.
(iii)Buyout Provisions. To the extent not inconsistent with Section 4(a) and/or Section 22 hereof, the Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.
(c)Transferability of Options. Unless otherwise provided by the Administrator and/or set forth in an Award Agreement, no Option may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant. With respect to those Options, if any, that are permitted to be transferred to another individual, references in this Plan to exercise or payment of the Option exercise price by the Participant shall be deemed to include, as determined by the Administrator, the Participant’s permitted transferee.
(d)Restrictions on Share Transferability. The Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 7 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.
8.SARs.
(a)Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Eligible Individuals at any time and from time to time as shall be determined by the Administrator. Subject to the terms and conditions of this Plan, the Administrator shall have complete discretion in determining the number of SARs granted to each Eligible Individual and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs. The Grant Price for each grant of a SAR shall be determined by the Administrator, and be no less than 100% of the Fair Market Value per Share, as of the date of grant (except in the case of Substitute Awards).
(b)SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Administrator shall determine.
(c)Term of SAR. The term of a SAR granted under this Plan shall be determined by the Administrator, in its sole discretion, and except as determined otherwise by the Administrator and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.
(d)Exercise and Settlement of SARs. SARs may be exercised upon whatever terms and conditions the Administrator, in its sole discretion, imposes. Upon the exercise of a SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying:
(i)The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by
(ii)The number of Shares with respect to which the SAR is exercised.
The payment upon SAR exercise shall be in cash, Shares or Stock Units, as determined by the Administrator and set forth in the SAR Award Agreement. Until the Shares underlying the SAR have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares relating to the SAR Award, notwithstanding the exercise of the SAR Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the appropriate entry is made on the books of the Company or of a duly authorized transfer agent of the Company, except as provided in Section 13 of this Plan.
(e)Termination of Service. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise a SAR in the event of termination of a Participant’s Continuous Status as an Employee, Non-Employee Director or Consultant with the Company or any Parent or Subsidiary of the Company (as the case may be), including termination resulting from voluntary or involuntary termination, permanent and total disability (as defined in Section 22(e)(3) of the Code) or death. Such provisions shall be determined in the sole discretion of the Administrator, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all SARs issued pursuant to this Section 8, and may reflect distinctions based on the reasons for termination. To the extent that such Participant was not entitled to exercise the SAR at the date of such termination, or if such Participant does not exercise such SAR to the extent so entitled within the time specified in the Award Agreement, the SAR shall terminate.

(f)Transferability of SARs. Unless otherwise provided by the Administrator and set forth in an Award Agreement, no SAR may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. The terms of the SAR shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant. With respect to those SARs, if any, that are permitted to be transferred to another individual, references in this Plan to exercise or settlement of the SAR by the Participant shall be deemed to include, as determined by the Administrator, the Participant’s permitted transferee.
(g)Restrictions on Share Transferability. The Administrator may impose such restrictions on any Shares acquired pursuant to the settlement of SARs granted under this Article 8 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.
9.Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards and Stock Unit Awards.
(a)Awards. Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards, or Stock Unit Awards may be issued by the Administrator to Eligible Individuals, either alone, in addition to, or in tandem with other Awards granted under this Plan and/or cash awards made outside of this Plan. Such Awards shall be evidenced by an Award Agreement containing any provisions regarding (i) the number of Shares or Stock Units subject to such Award or a formula for determining such, (ii) the purchase price of the Shares or Stock Units, if any, and the means of payment for the Shares or Stock Units, (iii) the Performance Criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Stock Units as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Shares or Stock Units and (vi) such further terms and conditions, in each case, not inconsistent with this Plan as may be determined from time to time by the Administrator, in its sole discretion.
(b)Vesting. The grant, issuance, retention and/or vesting of Shares or Stock Units pursuant to any Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards, or Stock Unit Awards shall occur at such time and in such installments as determined by the Administrator or under criteria established by the Administrator. The Administrator shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares or Stock Units subject to continued employment, passage of time and/or such Performance Criteria as deemed appropriate by the Administrator.
(c)Discretionary Adjustments. Notwithstanding satisfaction of any Performance Criteria, the number of Shares or Stock Units granted, issued, retainable and/or vested under a Performance Share Award, Performance Unit Award, Restricted Stock Award, Restricted Unit Award, or Stock Unit Award on account of either financial, operational or similar performance or personal performance evaluations, or some combination of the foregoing, may be reduced by the Committee at any time on the basis of such further considerations as the Committee shall determine.

(d)Voting and Dividend Rights. Unless otherwise determined by the Administrator and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Administrator, Participants holding Shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights with respect to those Shares prior to vesting. A Participant shall have no voting rights with respect to any Restricted Units granted hereunder. Dividends declared on any Shares of Restricted Stock for which dividends accrue, to the extent determined by the Administrator, or in connection with dividend equivalents which may apply to Restricted Units, to the extent determined by the Administrator, shall be held by the Company for the benefit of the Participant until such Shares of Restricted Stock or Awards of Restricted Units have vested and been earned (if applicable), and the related Shares or Share equivalents distributed to the Participant by the Company upon the later of such vesting or the Award being earned, if applicable.
(e)Termination of Service. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards, or Stock Unit Awards in the event of termination of a Participant’s Continuous Status as an Employee, Non-Employee Director or Consultant with the Company or any Parent or Subsidiary of the Company (as the case may be), including termination resulting from voluntary or involuntary termination, permanent and total disability (as defined in Section 22(e)(3) of the Code) or death. Such provisions shall be determined in the sole discretion of the Administrator, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards, or Stock Unit Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
10.Incentive Bonus Awards. Each Incentive Bonus Award will confer upon the Employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period, as established by the Administrator.
(a)Incentive Bonus Document. The terms of each Incentive Bonus Award shall be determined by the Administrator.
(b)Performance Criteria. The Administrator shall establish the Performance Criteria and level of achievement versus these criteria that shall determine any minimum, target or maximum amounts payable under an Incentive Bonus Award, which criteria may be based on financial, operational or similar performance, personal performance evaluations, or some combination of the foregoing.
(c)Timing and Form of Payment. The Administrator shall determine the timing of payment of any incentive bonus. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit an election for the payment of any incentive bonus to be deferred to a specified date or event. An incentive bonus that is paid in cash shall not affect the number of Shares otherwise available for issuance under this Plan.
(d)Discretionary Adjustments. Notwithstanding satisfaction of any Performance Criteria, the amount paid under an Incentive Bonus Award on account of any of financial, operational or similar performance, personal performance evaluations, or some combination of the foregoing, may be reduced by the Administrator on the basis of such further considerations as the Administrator shall determine.

11.Other Stock-Based Awards. The Administrator shall have authority to grant to Participants other stock-based awards, which shall consist of any right that is (i) not an Award described in Sections 7 through 9 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Administrator to be consistent with the purposes of this Plan, including, without limitation, dividend or dividend equivalent rights, any payments for which will be held for the benefit of the Participant by the Company until the other stock-based award has vested or been deemed earned. Subject to the terms of this Plan and any applicable Award Agreement, the Administrator shall determine the terms and conditions of any such other stock-based award.
12.Stock Withholding to Satisfy Withholding Tax Obligations. At the discretion of the Administrator, Participants may satisfy withholding obligations as provided in this paragraph. When a Participant incurs tax liability in connection with an Award, which tax liability is subject to tax withholding under applicable tax laws, and the Participant is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Participant may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is determined (the “Tax Date”).
In the event that the Company elects to make a payment to the Participant in cash upon the exercise of a SAR, the Participant may satisfy the withholding tax obligation by electing to have the Company withhold from such payment the amount required to satisfy such withholding tax obligation.
All elections by a Participant to have Shares or cash withheld for this purpose, as the case may be, shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:
(i)the election must be made on or prior to the applicable Tax Date;
(ii)once made, the election shall be irrevocable; and
(iii)all elections shall be subject to the consent or disapproval of the Administrator.
In the event the election to have Shares or cash withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares or full amount of cash, as the case may be, with respect to which the Award is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares, or the proper amount of cash, as the case may be, on the Tax Date.
Notwithstanding the foregoing or any provisions of this Plan to the contrary, any broker-assisted cashless exercise shall comply with the requirements of FASB Accounting Standards Codification Topic 718 (and any updates, amendments or successor provisions thereto) and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements (except as otherwise approved by the Administrator).
13.Adjustments Upon Changes in Capitalization or Change in Control.
(a)Subject to any required action by the stockholders of the Company, the number of Shares or Stock Units covered by each outstanding Award and the number of Shares which have not yet been issued under this Plan, as well as the purchase price, if any, of each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of Shares resulting from any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company), such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, special cash dividend, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction. The Administrator will also make or provide for such adjustments in the numbers of Shares specified in Section 3 as the Administrator in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 13; provided, however, that any such adjustment will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Notwithstanding the foregoing, with respect to any Award subject to Section 409A or Section 422 of the Code, no such adjustment shall be authorized to the extent that such adjustment would cause this Plan or Award to fail to comply with Section 409A or Section 422 of the Code.
(b)Except as otherwise provided in an Award Agreement, in the event of a Change in Control, the Administrator may authorize outstanding Awards to be assumed or an equivalent Award be substituted by such successor corporation or a parent or subsidiary of such successor corporation and may assign any Awards to the successor corporation. In the event that such successor corporation does not agree to assume the Awards, or to substitute an equivalent Option or Award, then the Administrator may provide that all outstanding Options or SARs become vested and exercisable, and vesting restrictions on Restricted Stock Awards, Restricted Unit Awards, Performance Share Awards, Performance Unit Awards, Stock Unit Awards and any other Awards lapse. In all cases, the Administrator may make substitutions, adjustments and/or alternative settlements of outstanding Awards, including cashing out Awards, as it deems appropriate and consistent with this Plan’s purposes. Notwithstanding the foregoing, the Administrator, in its sole discretion and to the extent not inconsistent with Section 22 of this Plan, may determine that, in the event of a transaction in which the Company is not the surviving entity, each outstanding Award shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each such Award, cash or other property, including securities of any entity acquiring the Company, in an amount equal to the fair market value of such Award (if any) as determined by the Administrator in its sole discretion. In addition, for each Option or SAR with an exercise price or Grant Price, as the case may be, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Administrator may, in its sole discretion, elect to cancel such Option or SAR without any payment to the person holding such Option or SAR.
If the Administrator makes an Option or SAR fully exercisable hereunder prior to a Change in Control, the Administrator shall notify the Participant that the Option or SAR shall be fully exercisable for a period determined by the Administrator and set forth in the notice, and the Option or SAR will terminate upon the expiration of such period.
For the purposes of this section, the Award shall be considered assumed if, following the merger, the Award confers the right to receive, purchase, or receive the appreciation in Fair Market Value, as the case may be, for each Performance Share Award, Performance Unit Award, Restricted Stock Award, Restricted Unit Award or Stock Unit Award, or Share of stock subject to an Option or SAR immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Company Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation and the participant, provide for the consideration to be received for the Awards (upon exercise, vesting, satisfaction of performance conditions or otherwise) to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Company Common Stock in the merger or sale of assets.
Notwithstanding the foregoing, with respect to any Award subject to Section 162(m) or Section 409A, no adjustment or other action shall be authorized to the extent that such adjustment or other action would cause this Plan or Award to fail to comply with Section 162(m) or Section 409A.
14.Amendment and Termination of this Plan.
(a)Amendment and Termination. The Administrator may at any time amend, alter, modify, suspend or discontinue this Plan and any Award Agreement in whole or in part, but no amendment, alteration, suspension or discontinuation shall be made that would materially impair the rights of any Participant under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the New York Stock Exchange or other applicable established stock exchange), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.
(b)Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Administrator may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (it being understood that the events described in Section 13 shall result in mandatory adjustment) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Administrator as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. Notwithstanding the foregoing, with respect to any Award subject to Section ~~162(m) or~~ 409A or Section 422 of the Code, no such adjustment shall be authorized to the extent that such adjustment would cause this Plan or Award to fail to comply with Section ~~162(m) or~~ 409A or Section 422 of the Code.
(c)Effect of Amendment or Termination. Any such amendment or termination of this Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing or any provision of this Plan or an Award to the contrary, the Administrator may at any time (without the consent of any Participant) modify or amend any or all of the provisions of this Plan or an Award to the extent necessary to conform the provisions of the of this Plan or an Award with Section 409A, Section 162(m) or any present or future law relating to plans of this or similar nature, the regulations issued thereunder or an exception thereto, regardless of whether such modification or amendment of this Plan or an Award shall adversely affect the rights of a Participant.
15.Forfeiture Events; Clawbacks. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company or any Parent or Subsidiary of the Company, violation of material Company, Parent or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Parent or Subsidiary of the Company.
In addition, to the extent required by applicable law, any applicable securities exchange listing standards, and/or Company policy, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to clawback as determined by the Administrator, which clawback may include forfeiture, repurchase, reimbursement and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards, in each instance, in accordance with the applicable law, listing standard or Company policy. All Awards granted under this Plan, any property, including Shares, received in connection with any exercise or vesting of, or lapse of restriction on, any Awards, and any proceeds received from the disposition of any such property, shall be subject to clawback, whether pursuant to law, securities exchange listing standard and/or Company policy adopted, and amended from time to time, by the Administrator. The Administrator shall have discretion with respect to any clawback to determine whether the Company shall effect any such recovery (i) by seeking repayment from the Participant, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, policy, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company, a Parent or a Subsidiary of the Company, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing or otherwise. By accepting Awards under this Plan, Participants agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any Award or amounts paid under this Plan subject to clawback pursuant to such law, securities exchange listing standard or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any Award or amounts paid from a Participant’s accounts, or pending or future compensation or Awards.
16.Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to this Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of law including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of the New York Stock Exchange or of any stock exchange upon which the Shares may then be listed.
17.Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
18.Information to Participants. The Company shall make available to each Participant, during the period for which such Participant has one or more Awards outstanding, access to all annual reports and other information that stockholders of the Company are provided access to.
19.No Right to Employment. Neither this Plan nor any Award Agreement shall confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.
20.Rights as a Stockholder. Except as otherwise provided herein or in an applicable Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
21.Governing Law. The validity, constrictions and effect of this Plan, Award Agreements or other agreements entered into pursuant to this Plan or Award Agreements, and of any rules, regulations, determinations or decisions made by the Administrator relating to this Plan, Award Agreement or such agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the state of Delaware, without regard to its conflict of laws principles.
22.Section 409A. Notwithstanding any provision of this Plan or an Award Agreement to the contrary, if any Award or other benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of this Plan and any applicable Award Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). If an Award or payment under this Plan is subject to Section 409A and not excepted therefrom, then the following provisions shall apply, as and to the extent applicable:
(i)If a Participant is a Specified Employee and a payment to such Participant is due upon Separation from Service, such payment shall be delayed for a period of six (6) months after the date such Participant Separates from Service (or, if earlier, the death of such Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the 6-month anniversary of the date of termination unless another compliant date is specified in the applicable agreement.
(ii)Distributions shall only be made in a manner and upon events that qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has Separated from Service or employment will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

(iii)The Administrator, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Administrator shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options, Stock Appreciation Rights and other stock rights subject to Section 409A. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Administrator to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period). To the extent authorized, a Participant who first becomes eligible to participate in this Plan may file an election (“Initial Election”) at any time prior to the 30 day period following the date on which the Participant initially becomes eligible to participate in this Plan (or at such other date as may be specified by the Administrator to the extent consistent with Section 409A). Any such Initial Election shall only apply to compensation earned and payable for services rendered after the effective date of the Election.
(iv)The grant of Nonstatutory Stock Options, SARs and other stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Employees and directors of the Company and its subsidiaries and affiliates in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.
23.Section 162(m). Notwithstanding any provision of this Plan or any Award Agreement to the contrary, if an Award under this Plan is intended to qualify as performance-based compensation under Section 162(m) and the regulations issued thereunder and a provision of this Plan or an Award Agreement would prevent such Award from so qualifying, such provision shall be administered, interpreted and construed to carry out such intention (or disregarded to the extent such provision cannot be so administered, interpreted or construed).
24.Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Parent or Subsidiary of the Company operates or has Eligible Individuals, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Parent and/or Subsidiary of the Company shall be covered by this Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in this Plan; (c) modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and (e) take any other action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals. Any subplans and modifications to Plan terms and procedures established under this Section 23 by the Administrator shall be attached to this Plan document as appendices.
Notwithstanding the above, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.
25.Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or any Parent or Subsidiary of the Company may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or Parent or Subsidiary of the Company, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, its Parent or its Subsidiary, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
26.Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Administrator to adopt such other compensation arrangements as it may deem desirable for any Eligible Individual.
27.No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or any Parent or Subsidiary of the Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company, a Parent or a Subsidiary of the Company to take any action which such entity deems to be necessary or appropriate.
28.No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award, and the Administrator shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
29.Disclaimer. Although it is the intent of the Company that this Plan and Awards hereunder, to the extent the Administrator deems appropriate and to the extent applicable, comply with Rule 16b-3 and Sections 162(m), 409A and 422 of the Code: (a) none of the Company, the Board, the Committee, or any other person warrants that any Award under this Plan will qualify for favorable tax treatment under any provision of the federal, state, local or non-United States law; and (b) in no event shall any member of the Board or the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Rule 16b-3 or Section 162(m), 409A or 422 of the Code or for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under this Plan.
30.Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a member of any committee or subcommittee acting as Administrator, or an officer of the Company to whom authority was delegated in accordance with this Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan so long as he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company; provided, however, that no indemnification shall be required with respect to any (i) claim, issue or matter, including, but not limited to, taxes or interest or penalties thereon, as to which such person shall have been adjudged to have been liable for negligence or misconduct in the performance of his or her duty to the Company, unless and only to the extent that the court in which such action or proceeding was brought, shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem to be proper, or (ii) circumstance where the person to be indemnified is involved in the claim, action, suit or proceeding as the plaintiff or claimant. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Amended and Restated Certificate of Incorporation (as further amended and/or restated) or Amended and Restated By-laws (as further amended and/or restated), as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.